Exhibit 10.4

CORRECTED AMENDED AND RESTATED CONSOLIDATED ABL, PENSION,

INFUSION AND ROLLOVER BALLOON PROMISSORY NOTE

October 01, 2020

FOR VALUE RECEIVED, and subject to the terms and conditions set forth in this Corrected Amended and Restated Consolidated ABL, Pension, Infusion and Rollover Balloon Promissory Note (as amended, restated or otherwise modified from time to time, this “Note”), UNIFOIL CORPORATION, a New Jersey corporation (the “Maker”), hereby promises to pay to the order of LINCOLN PARTNERS FUND, LLC, a Delaware limited liability company (the “Payee”, and together with the Maker, the “Parties”), in lawful money of the United States of America, the principal amount of Twelve Million Five Hundred Seventy-Nine Thousand Nine Dollars ($12,579,009.00), together with accrued interest thereon at the rate of six and one-half percent (6.5%) per annum.

1. Background. The Maker is currently indebted to the Payee (i) in the principal amount of $8,700,000, in connection with a secured loan known by the Parties as the ABL Loan, (ii) in the principal amount of $711,457, in connection with an unsecured loan known by the Parties as the Pension Loan1, (iii) in the principal amount of $1,429,148, in connection with an unsecured loan known by the Parties as the Infusion Loan2, and (iv) in the principal amount of $1,738,404, in connection with an unsecured loan known by the Parties as the Rollover Loan3. The Maker and the Payee desire to consolidate and amend and restate the terms of the foregoing loans as provided in this Note. The parties intend that the indebtedness relating to the foregoing loans now be evidenced by this Note, which amends, restates and supersedes all promissory notes and other loan documents that previously represented the loans known by the Parties as the ABL Loan, the Pension Loan, the Infusion Loan and the Rollover Loan.

2. Payments. The principal amount of this Note, together with interest from and after the date hereof, shall be due and payable by the Maker to the Payee in (i) sixty (60) equal and successive monthly installments of principal and interest in the amount of Eighty-Three Thousand Three Hundred Thirty-Five and 24/100 Dollars ($83,335.24), on the tenth day of every month (each a “Payment Date”), commencing on November 10, 2020, and (ii) one final payment of all amounts outstanding under this Note, including all accrued and unpaid interest under this Note, shall be due and payable on October 10, 2025. If any payment to be made on this Note is due on a Saturday, Sunday or banking holiday, such payment may be made on the next succeeding business day. The principal amount of this Note, together with interest thereon, may be prepaid in whole or in part at the option of the Maker, without premium or penalty, at any time or times prior to the date it is due.

[1]	For purposes of clarity, Unifoil Corporation previously entered into a series of three unsecured promissory balloon notes (the “Pension Notes”) dated January 23, 2015, February 13, 2015, and March 16, 2015 in the principal amounts of $100,000.00, $200,000.00, and $200,000.00, respectively; which notes were previously consolidated and restated with the Consolidated and Restated Unsecured Promissory Balloon Note effective December 31, 2016 (the “12/31/16 Note”) and then further amended and modified by cancelling it and replacing it with an Amended and Restated Unsecured Promissory Balloon Note (the “Pension Loan” referred to in Section 1, Background) dated effective the 10th day of July, 2017. Thereafter, further modifications were made and, with this Note, the Pension Loan is being consolidated with the other loans identified in Section 1, Background.
[2]	For purposes of clarity, on or about July 1, 2011 Unifoil Corporation entered into a loan arrangement in the total amount of Two Million ($2,000,000.00) Dollars lent in 2 installments the first million dollars of which was loaned on July 11, 2011 and the second million dollars of which was loaned on July 27, 2011 referred to in Section 1, Background as the “Infusion Loan.” Thereafter, further modifications were made and, with this Note, the Infusion Loan is being consolidated with the other loans identified in Section 1, Background.
[3]	For purposes of clarity, the “Rollover Loan” involved an initial loan made on 11/18/2010 in the amount of $400,000 which was rolled over and combined with a new loan in the amount of $1,250,000 for a combined principal balance of $1,654,000 on 1/13/2011 which was payable as a balloon on 7/1/11. Thereafter further modifications were made and with this Note the Rollover Loan is being consolidated with the other loans identified in Section 1, Background ..

3. Events of Default; Default Interest. Subject to the terms of the Subordination Agreement (as defined in Section 5 below), the unpaid principal amount of this Note, and all accrued interest thereon, may be declared immediately due and payable by the Payee, and the Payee may exercise any or all of its rights, powers, or remedies under the Security Agreement (as defined in Section 4 below) or applicable law, at its option (i) if the Maker fails to make any payment due hereunder and does not cure such failure within thirty (30) days after receipt of written notice thereof from the Payee, (ii) if the Company makes an assignment for the benefit of creditors, or (iii) if there is the commencement of a case by or against the Maker under any bankruptcy, rehabilitation, reorganization, debt adjustment, liquidation, foreclosure or receivership law which is not dismissed within sixty (60) days of the commencement thereof; provided, however, that if an event of default described in clause (iii) above shall occur, the principal amount of this Note, and all accrued interest thereon, shall become immediately due and payable without any notice, declaration, or other act on the part of the Payee. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the rate of eight and one-half percent (8.5%) per annum compounded monthly from the date of such non-payment until such amount is paid in full.

4. Security Agreement. The Maker’s performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement, dated as of the date hereof, by and between the Maker and the Payee (as amended, restated or otherwise modified from time to time, the “Security Agreement”).

5. Subordination Agreement. The payment of the principal of this Note shall be expressly subject to the terms and conditions of a Subordination Agreement dated September ___, 2020, among the Maker, the Payee, UHI (as defined in Section 6 below), and People’s Capital and Leasing Corp. (as amended, restated or otherwise modified from time to time, the “Subordination Agreement”)

6. Guaranty; Stock Pledge. Unifoil Holdings, Inc., a New Jersey corporation (“UHI”), hereby absolutely, unconditionally and irrevocably guarantees to the Payee, on the terms and conditions set forth herein, the due and punctual payment of all amounts due under this Note, when due in accordance with Section 2 above (but subject to all defenses and rights of set-off of the Maker relating thereto). UHI’s performance of its obligations under this Section 6 is secured by a pledge of the stock of the Maker owned by UHI as specified in the Pledge and Escrow Agreement, dated as of the date hereof, by and between UHI, the Maker, the Payee and Rabner, Baumgart, Ben-Asher & Nirenberg,, P.C., as escrow agent (as amended, restated or otherwise modified from time to time, the “Pledge Agreement”)

7. Governing Law; Consent to Jurisdiction. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby, shall be governed by the laws of the State of New Jersey, without regard to any conflict of laws provisions thereof. The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in this Section 7 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8. Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing. Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

9. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

10. Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note, the Security Agreement, the Subordination Agreement and the Pledge Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

11. Successors and Assigns. This Note may be assigned, transferred, or negotiated by the Payee to any person or entity, at any time, upon notice to and with the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Payee. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

12. Waiver of Notice. The Maker and UHI hereby waive presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

13. Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

14. Amendments and Waivers. No amendment or modification of this Note shall be valid or binding upon the Parties unless made in writing and executed by the Parties. No consent or waiver, express or implied, by a Party to or of any breach by a Party in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of the breach in the performance by such Party of the same or any other obligation of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not unless otherwise herein provided to the contrary constitute a waiver by a Party of its rights hereunder. All consents and waivers shall be in writing.

IN WITNESS WHEREOF, the Maker has executed this Note effective on the date first above written.

UNIFOIL CORPORATION

By:
Name:	Joseph Funicelli
Title:	President

Acknowledged and Agreed:

LINCOLN PARTNERS FUND, LLC,

By:
Name:	Raghunathan Sarma (a/k/a Pat Sarma)
Title:	Controlling Member

Raghunathan Sarma
(a/k/a Pat Sarma), Individually

For purposes of Sections 6, 7, 8, 9, 10, 11, 12, 13 and 14 only:

Unifoil Holdings, Inc., as guarantor

By:
Name:	George Barenholtz
Title:	President

3